                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                             BROOKS AUTOMATION, INC.
                                   ("COMPANY")

                                  COMMON STOCK

                                 TERMS AGREEMENT

                                                               December 10, 2003

Credit Suisse First Boston LLC
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Needham & Company, Inc.
SG Cowen Securities Corporation
As Representatives of the Several Underwriters,
    c/o Credit Suisse First Boston LLC,
         Eleven Madison Avenue,
           New York, N.Y. 10010-3629

Dear Sirs:

      The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as Exhibit 1.01 to the Company's registration statement on Form S-3 (No. 333-109535) ("UNDERWRITING Agreement"), the following securities ("OFFERED SECURITIES") on the following terms:

            TITLE:                     Common Stock

            NUMBER OF SHARES:          6,000,000

            OVER-ALLOTMENT: In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date hereof, the Underwriters may purchase up to 900,000 additional shares of the Offered Securities (the "OPTIONAL SECURITIES") at the purchase price. The Company agrees to sell to the Underwriters the Optional Securities, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the Number of Offered Securities set forth opposite such Underwriter's name on Schedule A hereto (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Offered Securities. No Optional Securities shall be sold or delivered unless the Offered Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

            LISTING: The NASDAQ National Market.


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            PURCHASE PRICE: $18.088 per share.

            EXPECTED REOFFERING PRICE: $19.00 per share, subject to change by the Underwriters.

            CLOSING: 10:00 A.M. on December 16, 2003, at the offices of Testa, Hurwitz & Thibeault, LLP, Boston, MA, in Federal (same day) funds. In addition, there may be an Optional Closing Date in order to exercise the Over-Allotment Option.

            BLACKOUT: Until 90 days after the Closing Date.

            NAMES AND ADDRESSES OF THE UNDERWRITERS:

            Credit Suisse First Boston LLC
            11 Madison Avenue
            New York, NY 10010-3622

            Goldman, Sachs & Co.
            85 Broad Street
            New York, NY 10004

            J.P. Morgan Securities Inc.
            277 Park Avenue, 8th Floor
            New York, NY 10172

            Needham & Company, Inc.
            455 Park Avenue
            New York, NY 10022

            SG Cowen Securities Corporation
            1221 Avenue of the Americas, 14th Floor
            New York, NY 10020

            Adams, Harkness & Hill, Inc.
            60 State Street
            Boston, MA 02109

            The respective numbers of shares of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

            The provisions of the Underwriting Agreement are incorporated herein by reference, as supplemented by this Terms Agreement and as amended for all purposes as follows:

      1. Section 2(a) of the Underwriting Agreement is amended by deleting the parenthetical in the first sentence thereof and replacing it with "(No. 333-109535)".

      2. Section 2(b) of the Underwriting Agreement is amended by replacing the language set forth therein with the following language:

      "On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("TRUST INDENTURE ACT") and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to


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      state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein."

      3. Section 2(c) of the Underwriting Agreement is amended to add the following language to the end of the paragraph: "except where the failure to so qualify would not individually or in the aggregate have a Material Adverse Effect (as defined in Section 2(p) below)."

      4. Section 2(d) of the Underwriting Agreement is amended to replace the word "qualification" at the end of the second clause of the paragraph with the following language: "qualification, except where the failure to so qualify would not individually or in the aggregate have a Material Adverse Effect".

      5. Section 2(g) of the Underwriting Agreement is amended to add the words "in all material respects" between the words "conform" and "to the description".

      6. Section 2(i) of the Underwriting Agreement is amended by adding the words "in connection with the offering of the Offered Securities" to the end of the last sentence of the paragraph.

      7. Section 2(j) of the Underwriting Agreement is amended by adding the following language as a parenthetical at the end of the paragraph: "except in each case in connection with securities offered or to be offered pursuant to registration statements filed by the Company under the Act prior to the date of the Prospectus."

      8. Section 2(r) of the Underwriting Agreement is amended by adding the following language to the beginning of the first sentence of the paragraph:
"Except as disclosed in the Prospectus,".

      9. Section 2(v) of the Underwriting Agreement is amended to add the words "to the Company's knowledge" between the words "nor" and "any development".

      10. Section 2(z) of the Underwriting Agreement is amended by adding the words "taken as a whole" between the words "subsidiaries" and "maintain" in the first sentence of the paragraph.

      11. Section 2(aa) of the Underwriting Agreement is amended by replacing the language set forth therein with the following:

      "The Company and its subsidiaries taken as a whole carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their businesses and the value of their properties and as is customary for companies engaged in similar industries."

      12. Section 2 of the Underwriting Agreement is hereby amended by adding the following additional representation and warranty following subsection (aa) thereof:

            "(bb) The Company has no direct or indirect subsidiary that is a significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X, as promulgated by the Commission as of the date hereof)."


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      13. Section 4(f) of the Underwriting Agreement is amended by adding the following language as a parenthetical at the end of the paragraph: "provided, however, that the Company will not be required to qualify as a foreign corporation or file a consent to service of process in any such jurisdiction."

      14. Section 4(g) of the Underwriting Agreement is amended by replacing the language set forth therein with the following:

      "The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with the qualification of the Registered Securities for sale and (if the Offered Securities are debt securities or preferred stock) any determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities (if they are debt securities or preferred stock), for any applicable filing fee incident to, the review by the National Association of Securities Dealers, Inc. of the Registered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities, including the cost of any aircraft chartered in connection with attending or hosting any such meetings, and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments and supplements to the Prospectus to the Underwriters."

      15. Section 4(i) of the Underwriting Agreement is amended by adding the following language at the end of the paragraph: "or issuances of Common Stock pursuant to the Company's employee stock purchase or other similar plan, and plans approved by the Company's shareholders after the date of the Terms Agreement, and in each case any related registration statements for such options, issuances and plans."

      16. The opinion to be received by the Representatives from Brown Rudnick Berlack Israels LLP, pursuant to Section 5(d) of the Underwriting Agreement, shall be substantially as set forth on Schedule B hereto.

      17. Section 5(e) of the Underwriting Agreement is amended by replacing the bracketed blank space with the words "Perman & Green, LLP".

      18. Section 5 of the Underwriting Agreement is hereby amended by adding the following additional closing condition following subsection (h) thereof:

            "(i) The Representatives shall have received a certificate, dated the Closing Date, of the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representatives, in which such officer shall state that, based upon an examination of the Company's financial records and schedules undertaken by such officer or members of staff who are responsible for the Company's financial and accounting matters, they have compared certain specified financial information contained in the Prospectus to the Company's financial records and schedules and found such specified financial information to be in agreement, except as otherwise specified in such certificate."

      19. Section 6(a) of the Underwriting Agreement is amended by adding the following language as a proviso at the end of the paragraph:

      "and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus supplement the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the


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      person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter."

      20. Section 9 of the Underwriting Agreement is amended by replacing the bracketed blank space with the words "General Counsel."

            The Offered Securities will be made available for checking and packaging at the office of Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts, at least 24 hours prior to the Closing Date.

            For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" in the prospectus supplement and the information contained in the eleventh paragraph under the caption "Underwriting" in the prospectus supplement.


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            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                Very truly yours,

                                        Brooks Automation Inc.


                                             By /s/ Robert J. Therrien
                                               -----------------------
                                                Name: Robert J. Therrien
                                                Title: Chief Executive Officer

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

     Credit Suisse First Boston LLC

     Goldman, Sachs & Co.

     J.P. Morgan Securities Inc.

     Needham & Company, Inc.

     SG Cowen Securities Corporation

         Acting on behalf of themselves and as the Representatives of the several Underwriters

     By  Credit Suisse First Boston LLC

     By /s/ H. Andrew Fisher
       ---------------------
        Name: H. Andrew Fisher
        Title: Managing Director

                                   SCHEDULE A

                                                                                    NUMBER OF
     UNDERWRITER                                                                     SHARES
     -----------                                                                     ------
Credit Suisse First Boston LLC                                                      2,613,600
Goldman, Sachs & Co.                                                                1,306,800
J.P. Morgan Securities Inc.                                                         1,306,800
Needham & Company, Inc.                                                               356,400
SG Cowen Securities Corporation                                                       356,400
Adams, Harkness & Hill, Inc.                                                           60,000
                                                                                    ---------
  Total.....................................................................        6,000,000
                                                                                    =========

                                   SCHEDULE B

      (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in Arizona, California, Massachusetts, New York, North Carolina, Pennsylvania, Texas, Oregon, Utah and Vermont;

      (ii) The Offered Securities delivered on the date hereof in accordance with the Terms Agreement and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities under the Company's Certificate of Incorporation, Delaware General Corporation Law or, to such counsel's knowledge, otherwise;

      (iii) Except as disclosed in the Prospectus, to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

      (iv) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

      (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Terms Agreement in connection with the issuance or sale of the Offered Securities, except such as have been obtained and made under the Act, or as may be required under state securities laws;

      (vi) The execution, delivery and performance of the Terms Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, or the Certificate of Incorporation or Bylaws of the Company, or any agreement or instrument filed or incorporated by reference as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003; the Company has the full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement;

      (vii) The Registration Statement was declared effective under the Act as of 9:00 a.m. on October 16, 2003, the preliminary prospectus supplement was filed with the Commission pursuant to Rule 424(b)(5) on December 3, 2003, the final prospectus supplement was filed with the Commission pursuant to Rule 424(b)(2) on December 11, 2003, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations (it being understood that such counsel need not express any opinion as to the financial statements, the notes thereto and related schedules, or other financial data derived from the financial statements included in, or omitted from, the Registration Statement or the Prospectus and any amendment or supplement thereto); no facts have come to the attention of such counsel that cause such counsel to believe that the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, as of the date of such Prospectus or the Closing Date, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any opinion as to the financial statements, the notes thereto and related schedules, or other financial data derived from the financial statements included in, or omitted from, the Registration Statement or the Prospectus and any amendment or supplement thereto); except with respect to matters described under the heading "Notice to Canadian Residents", the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents, insofar as such descriptions constitute a summary of such statutes, legal and governmental proceedings and contracts or other documents, have been reviewed by such counsel, are accurate in all material respects and fairly present the information required to be shown by the Act; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus under Item 103 of Regulation S-K promulgated under the Act or of any contracts or documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; and

      (viii) The Terms Agreement has been duly authorized, executed and delivered by the Company.